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                     THIRD AMENDMENT TO CREDIT AGREEMENT

     This THIRD AMENDMENT TO CREDIT AGREEMENT ("Third Amendment"), dated as of April 28, 1995, is entered into by and between NOVELLUS SYSTEMS, INC. ("Borrower") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Bank").


                                   RECITALS

     A. The Bank and the Borrower are parties to a Credit Agreement dated as of June 23, 1992, as amended by a First Amendment to Credit Agreement dated May 1, 1993, and as amended by a Second Amendment to Credit Agreement dated April 30, 1994 (the "Credit Agreement"), pursuant to which the Bank has extended certain credit facilities to the Borrower and its subsidiaries.

     B. The Borrower has requested that the Bank agree to certain amendments to the Credit Agreement.

     C. The Bank is willing to amend the Credit Agreement, subject to the terms and conditions of this Third Amendment.

               NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower mutually agree to amend said Credit Agreement as follows:


               1. DEFINED TERMS. Unless other wise defined herein, capitalized terms used herein shall have meanings, if any, assigned to them in the Credit Agreement.

               2.   AMENDMENTS TO CREDIT AGREEMENT.

                    (a) Paragraph 1.1 of the Credit Agreement is hereby amended by replacing the phrase "April 30, 1995" with the phrase "April 30, 1996".

                    (b) Paragraph 1.2 (a) of the Credit Agreement is hereby amended by replacing the phrase "April 30, 1995" with the phrase "April 30, 1996".

                    (c) Paragraph 1.3 (f) of the Credit Agreement is hereby amended by replacing the phrase "April 30, 1995" with the phrase "April 30, 1996".

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                    (d)  Paragraph 1.4 (f) of the Credit Agreement is hereby
amended by replacing the phrase "April 30, 1995" with the phrase "April 30, 1996".

                    (e) Paragraph 1.5 (c)(i) of the Credit Agreement is hereby amended by replacing the phrase "April 30, 1995" with the phrase "April 30, 1996".

                    (f) Paragraph 1.6 (b)(i) of the Credit Agreement is hereby amended by replacing the phrase "October 31, 1995" with the phrase "October 31, 1996".

                    (g) Paragraph 1.7 (b)(i) of the Credit Agreement is hereby amended by replacing the phrase "April 30, 1996" with the phrase "April 30, 1997".

                    (h) Paragraph 1.10 of the Credit Agreement is hereby amended by replacing the phrase "April 30, 1995" with the phrase "April 30, 1996" in all three places.

               3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Bank as follows:

                    (a) No Event of Default or event which with the giving of notice, the lapse of time, or both, would be an Event of Default, has occurred and is continuing.

                    (b) The execution, delivery, and performance by the Borrower of this Third Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental agency) in order to be effective and enforceable. The Credit Agreement as amended by this Third Amendment constitutes the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, without defense, counterclaim or offset.

                    (c) All representations and warranties of the Borrower contained in the Credit Agreement are true and correct.

                    (d) The Borrower is entering into this Third Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Bank or any other person.

               4. EFFECTIVE DATE. This Third Amendment will become effective on April 28, 1995 (the "EFFECTIVE DATE") PROVIDED that each of the following conditions precedent has been satisfied:

                    (a) The Bank has received from the Borrower a duly executed original of this Third Amendment.

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                    (b)   The Bank has received from the Borrower a copy of a
resolution passed by the board of directors of the Borrower, certified by the Secretary or Assistant Secretary of the Borrower as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment.

                    (c) Borrower has paid Bank a non-refundable facility fee of Five Thousand U.S. Dollars (U.S.$5,000), calculated at the rate of one quarter of one percent (.25%) on Two Million U.S. Dollars (U.S.$2,000,000).

               5. RESERVATION OF RIGHTS. The Borrower acknowledges and agrees that the execution and delivery by the Bank of this Third Amendment shall not be deemed to create a course of dealing or otherwise obligate the Bank to execute similar amendments under the same or similar circumstances in the future.

               6.   MISCELLANEOUS.

                    (a) Except as herein expressly amended, all terms, covenants, and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Third Amendment. This Third Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

                    (b) This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Third Amendment.

                    (c) This Third Amendment shall be governed by and construed in accordance with the law of the State of California (without regard to principles of conflicts of laws).

                    (d) This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                    (e) This Amendment may not be amended except in writing executed by the Borrower and the Bank.

                    (f) If any term or provision of this Third Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Third Amendment or the Credit Agreement, respectively.

                    (g) Borrower covenants to pay to or reimburse the Bank, upon demand, all cost and expenses (including allocated cost of in-house counsel) incurred in

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connection with the development, preparation, negotiation, execution and delivery of this Third Amendment.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Third Amendment as of the date first above written.


Bank of America National Trust          Novellus Systems, Inc.
and Savings Association

By: /s/ Stephen L. Parry                By: /s/ W. J. Wall
    --------------------------------        ---------------------------------
Stephen L. Parry
Vice President                          Title: Vice President and Chief
                                               Financial Officer
                                               --------------------------------

                                        By: /s/ John P. Root
                                            -----------------------------------
                                        Title: Product Line Financial Manager
                                               --------------------------------






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